Vistaprint Media Contact: PublicRelations@vistaprint.com 99designs Media Contact: pr@99designs.com Vistaprint Dives Deeper into Design 99designs Acquisition Pairs Talented Freelance Designers with Vistaprint’s Renowned Small Business Marketing Solutions MELBOURNE, Australia – October 5, 2020 – Vistaprint, the marketing partner to millions of small businesses around the world, announced today it is joining forces with 99designs, a global creative platform that makes it easy for designers and clients to work together to create designs they love. 99designs has been acquired by Vistaprint’s parent company Cimpress and will operate both as part of Vistaprint and as a standalone brand. “The driving force behind Vistaprint’s future with 99designs is our passion to help small businesses,” said Robert Keane, founder and chief executive officer of both Cimpress and Vistaprint. “We know how critical great design is for entrepreneurs on their journey. 99designs and Vistaprint have shared values and vision to be a trusted partner to business owners and creators, which lay the foundation for something bigger and more valuable than either of our teams could create alone.” The combination of 99designs’ large network of talented freelance designers and Vistaprint’s more than 20 million customers will create a global platform which will make it easy for small businesses to access both professional design services and great marketing products in one place, and will provide freelance designers on the 99designs network the opportunity to work with Vistaprint customers. Patrick Llewellyn, 99designs’ chief executive officer, said, “In a year when the whole world has had to work together online, 99designs’ mission of championing creativity to bring opportunities to people around the world has never been more relevant. We’ve been enabling remote creative connections for more than a decade and have seen firsthand how these fuel the success of small businesses and creators. Vistaprint’s belief and investment in both our team and technology is testament to the enormous potential in human-powered creativity, as well as the profound impact that great design has on a small business.”

With more than 20 million customers worldwide, Vistaprint offers an enormous selection of customizable design templates for marketing and promotional materials. Over the past few years, Vistaprint customers have increasingly leveraged its design services, accessing real-time graphic layout assistance. This program has become much loved by small business owners who turn to Vistaprint’s customer service team members for tasks that range from modifying an eye-catching banner to creating basic flyers or business cards. During the pandemic, customers have also flocked to Vistaprint’s "we design it for you" offering for the quick and easy layout of custom face masks. With the acquisition of 99designs, Vistaprint will expand to serve additional customer design needs. “In order to become a more complete marketing partner to our customers we are augmenting our internal teams with 99designs’ wide-reaching community of talented freelance professional designers who are experts for more sophisticated design projects,” said Vistaprint Chief Marketing Officer Ricky Engelberg. “As businesses grow, the complexity and importance of their design needs also grow. To meet these needs as professionally and seamlessly as possible, we sought a partner that not only brings a scalable network of high-quality talent for design services, but who shares our vision for providing best-in-class solutions to business owners throughout their entrepreneurial journey.” Patrick Llewellyn will report to Robert Keane and will continue to lead 99designs, and its large community of freelance designers will serve customers of both 99designs and Vistaprint. Vistaprint plans for significant post-acquisition investment to expand the 99designs team and to accelerate the pace of technology and product development for a large range of freelancer- powered design services to help small businesses. # # # About Vistaprint Vistaprint is the marketing partner to millions of small businesses around the world, empowering each one to live their dreams. For more than 20 years, we have helped small businesses look and feel credible through high-quality marketing products that include signage, logo apparel, promotional products, flyers and postcards, business cards, websites and digital marketing. With Vistaprint, small businesses are able to create and customize their marketing with easy-to-use digital tools and design-templates, or by receiving expert graphic design support. Our focus is on helping small businesses project a consistent and cohesive brand image that makes them look their best in-store, online, on-site and on-the-go.

About 99designs 99designs is the global creative platform that makes it easy for designers and clients to work together to create designs they love. Founded in 2008, 99designs has grown from a small, online forum into a worldwide community of talented designers that is now the go-to solution for businesses, agencies and individuals. 99designs has paid out more than US $300m to its creative community to date. With headquarters in Melbourne, Australia, 99designs also has offices in Oakland, California and Berlin, Germany. About Cimpress Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass- customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vistaprint and WIRmachenDRUCK. This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including but not limited to the success of the 99designs acquisition and the effects of the acquisition on the companies’ businesses. Actual results may differ materially from those indicated by these forward-looking statements if, among other factors, the integration of 99designs’ business, operations, and technology into Vistaprint’s business, operations, and technology is not successful or takes more time or resources than expected; the companies fail to retain their current customers and attract new customers; there is less demand for design services than expected; the companies fail to develop new and enhanced products and services; key employees of 99designs or Vistaprint leave the company; Vistaprint fails to make planned investments in its or 99designs’ business or those investments do not have the anticipated effects on the companies’ businesses; Vistaprint or 99designs fail to manage the growth and development of their businesses and operations; or there are unfavorable changes in general economic conditions. You can also find other factors described in Cimpress’ Form 10-K for the fiscal year ended June 30, 2020 and the other documents we periodically file with the U.S. Securities and Exchange Commission. In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.